THIS PROMISSORY NOTE MAY CONSTITUTE A SECURITY, THAT HAS NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER ANY APPLICABLE SECURITIES LAWS UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED, OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$5,000,000.00	December 30, 2015

FOR VALUE RECEIVED, the undersigned, TRANSATLANTIC PETROLEUM LTD., an exempted company incorporated with limited liability under the laws of Bermuda (“Maker”), promises to pay to the order of ANBE HOLDINGS, L.P. (“Holder”), at 16803 North Dallas Parkway, Addison, Texas, 75001, or at such other place as may be designated in writing by the Holder of this Note, the principal sum of Five Million Dollars and 00/100 ($5,000,000.00), or such lower amount as may have been drawn by Maker, together with interest thereon at the rates and terms hereafter specified (the “Loan”).

Holder shall advance to the Maker in one or more advances up to the aggregate principal amount of Five Million Dollars and 00/100 ($5,000,000.00).  The initial advance under the Loan shall be Three Million, Five Hundred Ninety-Two Thousand Five Hundred Dollars and 00/100 ($3,592,500.00) (the “Initial Advance”).  Further advances under the Loan shall be in multiples of Five Hundred Thousand Dollars and 00/100 ($500,000.00) or if the amount remaining for advance under this Loan is less than Five Hundred Thousand Dollars and 00/100 ($500,000.00) the advance shall be the total of such lesser amount (each, a “Subsequent Advance”).  For any such Subsequent Advance, the Maker shall provide written notice to Holder and the Holder shall provide the Maker with such Subsequent Advance within ten (10) business days.  The latest date on which Maker may request a Subsequent Advance is June 15, 2016.

Except as otherwise provided herein, this Note will bear interest from the execution date of this Note, until payment in full at a per annum rate equal to thirteen percent (13%).  All interest will be compounded monthly and computed as a per diem charge for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

The entire unpaid principal balance of this Note and all accrued and unpaid interest will be due and payable on June 30, 2016 (the “Maturity Date”).

Each payment will be applied first to the payment of accrued unpaid interest and the balance, if any, will be applied to the unpaid principal balance of this Note.  Any sum not paid when due will bear interest at a per annum rate equal to fifteen percent (15%) compounded monthly.  Maker may prepay any amounts owed hereunder without premium or penalty.

If Maker fails to pay any amount when due under this Note, at the option of the Holder, the entire unpaid indebtedness evidenced by this Note will become due, payable and collectible then or thereafter as the Holder may elect, regardless of the date of maturity of this Note.  Failure by the Holder to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note; (ii) this Note shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, interests, remedies, powers or privileges intended to be created thereby; (iii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, inventor, custodian or liquidator of Maker or of all or a substantial part of its  assets, as applicable, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (iv) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, inventor or liquidator of any such person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

Upon the occurrence of any Event of Default, ANBE HOLDINGS, L.P. or any other holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of this Note to be immediately due and payable without presentment or notice of any kind, which Maker waives, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of such holder’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any event of default specified in clause (iii) above with respect to Maker, without any notice to Maker or any other act by such holder the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker. Failure by the holder to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

The Holder shall have the right, at any time after the date of the NYSE MKT approval of the Maker’s additional listing application and from time to time, at such Holder’s option, to convert, subject to the terms and provisions of this Note, any or all of the principal of this Note into fully paid and nonassessable common shares of the Maker (the “Common Shares”) at the Conversion Price, which, for the Initial Advance, shall be equal to USD $1.3755, and for any Subsequent Advance, shall be equal to five percent (5%) above the closing price of the Common Shares on the NYSE MKT on the trading date immediately prior to the funding of such Subsequent Advance, subject to the NYSE MKT’s “twenty percent rule” (such Common Shares, the “Conversion Shares”).  Prior to or simultaneously with the conversion of any of the principal of this Note, all accrued but unpaid interest on the principal amount being converted must be paid in cash.  This Note may not be converted into Conversion Shares on the Maturity Date.

The right of conversion shall be exercised by the surrender of this Note to the Maker during usual business hours at its principal place of business, accompanied by written notice that the Holder elects to convert all or part of the principal of this Note and specifying the name (with address) in which the certificate for the Conversion Shares is to be issued and, if the certificate is to be issued to a person other than the Holder, by a written instrument of transfer in form satisfactory to the Maker, duly executed by the Holder, duly authorized in writing, together with transfer tax stamps or funds therefor.  Following surrender for conversion, this Note shall be cancelled and, if appropriate, a new Note reflecting the conversion of the converted principal shall be issued to the Holder.

As promptly as practicable after the surrender, as herein provided, of this Note for conversion, the Maker shall deliver or cause to be delivered to the Holder a certificate for the Conversion Shares issuable in connection with such conversion.  To the extent permitted by law, the rights of the Holder shall, to the extent of principal converted, cease with respect to such principal as of the date of actual receipt by the Maker of the surrendered Note and written conversion request, and the person entitled to receive the Conversion Share certificate deliverable upon such conversion shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

The Conversion Price, and consequently the number of Conversion Shares into which this Note is convertible, shall be subject to adjustment as follows:

(a)Stock Dividends, Subdivisions and Combinations.  If at any time the Maker shall:

(i)take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Shares;

(ii)subdivide its outstanding Common Shares into a larger number of Common Shares; or

(iii)combine its outstanding Common Shares into a smaller number of Common Shares;

then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note upon conversion shall be entitled to receive the number of Common Shares that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event.

(b)Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Maker shall reorganize its capital, reclassify its capital stock, consolidate or merge with and into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Common Shares of the Maker), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Shares of the Maker, then the Maker shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter to receive, upon conversion of this Note, solely the number of shares of common stock of the successor or acquiring corporation or of the Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets, by a holder of the number of Common Shares for which this Note would have been convertible immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, such provisions shall include the express assumption by the successor or acquiring corporation (if other than the Maker) of the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Maker and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the board of directors of the Maker) in order to provide for adjustments of Common Shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Note.  For purposes of this Note, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

(c)When Adjustment Not Required.  If the Maker shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)No Fractional Shares.  Instead of any fractional Conversion Share that would otherwise be issuable upon conversion of this Note, the Maker may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Conversion Price.

(e)Notice of Adjustments.  Whenever the Conversion Price shall be adjusted pursuant to this Note, the Maker shall forthwith prepare a certificate to be executed by the chief financial officer of the Maker setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the board of directors of the Maker determined the fair value of any Other

Property), specifying the Conversion Price and (if applicable) describing the number and kind of any other shares of stock or Other Property into which this Note may be converted, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change.  The Maker shall promptly cause a signed copy of such certificate to be delivered to the Holder.  The Maker shall keep at its chief executive office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Note designated by the Holder.

(f)No Shareholder Rights.  Prior to the issuance of Conversion Shares, the Holder shall not be entitled to any rights of a shareholder with respect to the Common Shares, including (without limitation) the right to vote such Common Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Maker except as contractually agreed to by the Maker.

(g)Shares to be Reserved.  The Maker covenants that it will at all times reserve and keep available out of its authorized but unissued Common Shares, free from preemptive rights, solely for the purpose of issue upon conversion of this Note as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all principal of this Note.  The Maker covenants that all Conversion Shares which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

(h)No Registration of Shares.  The Conversion Shares have not been registered with the SEC or any governmental authority.  The Maker shall cause any Conversion Shares to bear a restrictive legend describing limitations of the transferability of such Conversion Shares until such time as the Conversion Shares are registered and the restrictive legend may be removed.

(i)Taxes and Charges.  The issuance of certificates for Conversion Shares upon the conversion of this Note shall be made without charge to the Holder or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Maker shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Maker the amount of such tax or shall have established to the satisfaction of the Maker that such tax has been paid.

THIS NOTE IS TO BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICT OF LAWS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRRECVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS NOTE OR THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE HOLDER IN THE

NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  HOLDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder's rights hereunder or under any instrument securing payment of the same, Maker will pay to such Holder its reasonable attorneys' fees and all expenses incurred in connection therewith.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive any notices required by applicable law including, without limitation, notices for presentment for payment, protest, demand and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, the modification (whether one or more) of payment hereof, release or substitution of all or part of the security for the payment hereof or release of any party liable for payment of this obligation.  Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

No party shall transfer or assign this Note without the prior written consent of the other party, which consent shall not unreasonably withheld.  The requesting party shall be responsible for obtaining an opinion of counsel as to whether the proposed transfer may be effected without registration or qualification under any applicable securities law. The Holder hereby represents that it is an “accredited investor” within the meaning of the United States securities laws.

[The remainder of this page is intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, Maker has executed this instrument effective the date first above written.

TRANSATLANTIC PETROLEUM LTD.,

   a Bermuda exempted company

By: _ /s/ Wil F. Saqueton

Name: __Wil F. Saqueton_____________________

Title:  ___Vice President______________________

[Signature Page to Promissory Note, TransAtlantic Petroleum Ltd. - ANBE Holdings, LP]